UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2015

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Registrant’s Telephone Number, Including Area Code: (800) 957-7622

Corporate Office Centre Tysons II
1650 Tysons Boulevard, Suite 1580
Tysons Corner, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ScripsAmerica, Inc. is referred to herein as “us”, “we”, “our” or the “Company”.

Item 1.01 - Entry Into a Material Definitive Agreement

On June 30, 2015, we entered into an agreement with our Chief Executive Officer, President and Secretary, Robert Schneiderman, whereby Mr. Schneiderman resigned from all positions he held with the Company or its subsidiaries.

The agreement provides for the following terms:

•	Effective June 30, 2015, Mr. Schneiderman resigned as our (i) Chief Executive Officer, (ii) President, (iii) Secretary and (iv) from all other management and corporate offices, if any, of both the Company and each of our subsidiaries and affiliates, including but not limited to Main Avenue Pharmacy, Inc., P.I.M.D. International, LLC, Wholesale Rx, Inc., and DispenseDoc, Inc.
•	Mr. Scheniderman’s resignation shall be effective on June 30, 2015, creating vacancies which the Board of Directors may fill from time to time.
•	Mr. Schneiderman will meet with the Company’s new management, as may be requested, at any mutually convenient time during regular business hours up to the close of business on June 30, 2016 and provide such factual background information, documents, files, e-mails, computer files, etc. as may be requested or which he may deem potentially helpful or informative in providing continuity.
•	During July 2015, Mr. Schneiderman shall transfer any and all Company files and data, and related e-mails to the Company.
•	The Company shall pay Mr. Schneiderman a severance of One Hundred Forty-four Thousand Dollars ($144,000) which shall be paid at the rate of Twelve Thousand Dollars ($12,000) per month for twelve (12) months, commencing July 1, 2015. The $12,000 monthly payment shall be made by the Company in two equal payments of $6,000 on the 15th and the 30th of each month, starting with July, 2015. In the event of his death or permanent disability, the fee shall be paid to his wife or heirs as may be applicable.
•	For a period of six (6) months following his resignation on June 30, 2015, Mr. Schneiderman may sell up to 100,000 shares per week, and may accumulate any unsold amount from week to week for a maximum of ten (10) weeks or a total of One Million (1,000,000) shares.
•	Upon the sale of all or any part of the accumulated total, Mr. Schneiderman may either sell up to 100,000 shares per week and/or accumulate the difference between the amount sold and the 100,000 share cap.
•	For a period of nine (9) months after his termination, Mr. Schneiderman may publicly sell up to 150,000 shares each week, and may accumulate any unsold amount from week to week for a maximum of ten (10) weeks or an aggregate of One Million Five Hundred Thousand (1,500,000) shares.
•	Upon the sale of all or any part of the accumulated share total, Mr. Schneiderman may either sell up to 150,000 shares and/or accumulate the difference between the amount sold and the 150,000 share cap.
•	Mr. Schneiderman shall place sell orders of his shares at a price, of not less than one-half of the difference between the highest bid and the lowest offer.
•	After such nine (9) month period, there shall be no further volume restriction, but for a further period of three (3) months all sell orders shall be placed at a price, at the time of placing such order, of no less than one-half of the difference between the highest bid and the lowest offer.
•	Private transactions are not limited or affected by the dribble out provisions applicable to Mr. Schneiderman’s public sales.
•	The Company shall repay two (2) loans in the aggregate amount of $212,669 which mature in January 2016, each bearing simple interest at the rate of 12% per annum. The Company shall make monthly payments of interest and shall pay the principal sums upon the respective maturity of the notes.
•	The Company shall repay Andrea Schneiderman, for loans made to Wholesale Rx, which have an unpaid balance of $19,214 on or before September 10, 2015.
•	The Company shall pay all credit card balances of approximately $13,111, in which Mr. Schneiderman is a guarantor, in full, together with all interest and charges.
•	The Company shall pay the credit card, also issued on the credit of and in the name of Mr. Schneiderman, which has been used by Main Avenue Pharmacy, Inc. and which has a current over-limit balance of $59,613.69. The Company shall pay off $30,000 of the total outstanding balance on or before July 15th, 2015 and the balance, including interest and service charges, on or before July 30th, 2015.
•	Mr. Schneiderman shall be removed as the guarantor for the Company’s credit line with Wells Fargo and the Company’s credit card accounts.

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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, our Chief Executive Officer, President and Secretary, Robert Schneiderman, resigned as our (i) Chief Executive Officer, (ii) President, (iii) Secretary and (iv) from all other positions he held with our subsidiaries and affiliates, including but not limited to Main Avenue Pharmacy, Inc., P.I.M.D. International, LLC, Wholesale Rx, Inc., and DispenseDoc, Inc

Upon the acceptance of Mr. Schneiderman’s resignation on June 30, 2015, Brian Ettinger, the Chairman of our Board of Directors became our interim Chief Executive Officer and Chairman of our Board of Directors and Adam Brosius became our interim President. Mr. Ettinger and Mr. Brosius will serve in the forgoing capacities until suitable replacements are located.

Brian Ettinger

Brian Ettinger, age 62, has served as a Director and our Chairman of its Board of Directors since April 1, 2011. Since January 1984, Mr. Ettinger has practiced law in Houston, Texas.  Mr. Ettinger’s law practice currently emphasizes representation for international and domestic multi-industry businesses, including oil, natural gas and liquefied natural gas, addressing production and exploration, rig equipment and oil services, contracts, negotiations, collections and business development.

Since April 1, 2012, Mr. Ettinger has served as General Counsel for Drilling Structures Services, Inc., a drilling rig manufacturer and steel fabricator which has facilities in Houston, Texas and Columbia in the free trade zone. Since June 2012, Mr. Ettinger has served as General Counsel for United LNG, LP, an international company involved in the production and exporting of liquefied natural gas. From September 2011 to June 2012, Mr. Ettinger served as General Counsel for Farouk Systems, Inc., an international beauty supply manufacturer and company. Since 2002, Mr. Ettinger has served as the Chief Executive Officer and General Counsel for Worldwide Strategic Partners, Inc., a privately-held energy consulting firm involved in domestic and international energy projects involving oil and gas production, exploration, alternative fuels, waste to energy, biofuels, power and pipelines.

Mr. Ettinger is a registered lobbyist for foreign governments, sovereign owned energy companies, and international businesses, and he is also a qualified mediator and arbitrator for domestic and international legal matters.   Mr. Ettinger received a B.A. degree in Political Science and Economics from LaSalle College in 1974 and a Juris Doctor degree from South Texas College of Law in 1983.

Adam Brosius

Adam Brosius, age 50, has served as our consultant  and Director of Business Development since May of 2012. Mr. Brosius negotiated several contracts and business arrangements with our pharmaceutical partners.

From May of 2001 to present, Mr. Brosius has served as the President and owner of Black Cat Consulting, Inc. a privately held company that provides marketing, consulting and business.

Prior to providing services to us, Mr. Brosius has worked in both the public and private sector as a business and sales consultant, both writing and implementing successful sales and marketing plans, thereby helping many companies boost sales revenues.  Mr. Brosius has worked in the Fortune 500 arena with both IBM and ADP in the past.

Item 9.01 - Exhibits

Item 10.27 Agreement Between ScripsAmerica Inc. and Robert Schneiderman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015

SCRIPSAMERICA, INC.

By: /s/ Brian Ettinger

Brian Ettinger
Chief Executive Officer

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